UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360-1616 Eastlake Avenue East Seattle, Washington		98102
(Address of principal executive offices)		(Zip Code)

(206) 732-2133

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, Neoleukin Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Amended Employment Agreement”) with its Chief Executive Officer, Jonathan G. Drachman, M.D., to amend the terms of severance payments and benefits to which Dr. Drachman may be entitled in the event of certain terminations of his employment and to modify certain other terms. The Amended Employment Agreement amends and restates the prior employment agreement between the Company and Dr. Drachman, dated August 5, 2019.

Pursuant to the Amended Employment Agreement, (i) Dr. Drachman’s base salary will be $425,000, as approved by the Compensation Committee of the Board of Directors of the Company on January 31, 2020 in connection with its annual review of compensation for our executive officers and (ii) he will remain eligible to receive an annual bonus with a target level of 50% of his base salary. In addition, pursuant to the Amended Employment Agreement, in the event Dr. Drachman experiences a termination of his employment without “cause” or he resigns for “good reason” (each as defined in the Amended Employment Agreement), Dr. Drachman will become entitled to (i) continued base salary for 12 months, payable in accordance with the Company’s standard payroll practices; (ii) premium payments for continued healthcare coverage for up to 12 months; and (iii) solely in the case of equity awards outstanding as of April 15, 2020, accelerated vesting of the portion of such outstanding equity awards that would have vested and become exercisable, as applicable, if he had remained in service for an additional 12 months following his date of termination. In the event Dr. Drachman experiences a termination without “cause” or he resigns for “good reason” (each as defined in the Amended Employment Agreement) during the 12-month period following a change in control of the Company, then in lieu of the foregoing, Dr. Drachman will become entitled to (a) continued base salary for 18 months, payable in accordance with the Company’s standard payroll practices; (b) 150% of his annual target bonus, payable in a single lump-sum; (c) premium payments for continued healthcare coverage for up to 18 months; and (d) full accelerated vesting of his then-outstanding equity awards. In each case, Dr. Drachman’s receipt of the foregoing severance payments and benefits is subject to his delivery of an effective release of claims against the Company and its affiliates.

The foregoing description of Dr. Drachman’s Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated April 15, 2020, by and between Neoleukin Therapeutics, Inc., and Jonathan G. Drachman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: April 17, 2020	By:	/s/ Robert Ho
Robert Ho
Chief Financial Officer